EXHIBIT 99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds International Trust of our report dated December 14, 1998, relating to the financial statements and financial highlights of CitiFunds International Growth & Income Portfolio appearing in the October 31, 1998 Annual Report of CitiFunds International Growth & Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 1999

EXHIBIT 99.j

Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds International Trust of our report dated December 14, 1998, relating to the financial statements and financial highlights of International Portfolio appearing in the October 31, 1998 Annual Report of CitiFunds International Growth & Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
Toronto, Ontario
February 26, 1999